Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com

AutoNation Reports Record First Quarter Results
•First quarter 2022 GAAP EPS was $5.78, an increase of 103% compared to first quarter 2021 GAAP EPS of $2.85, and an increase of 107% compared to first quarter 2021 adjusted EPS of $2.79
•First quarter 2022 revenue was $6.8 billion, an increase of 14%, driven by an increase in Used vehicle revenue of 47%, each as compared to the same period a year ago
•First quarter 2022 operating income increased 54% as compared to the same period a year ago
•First quarter 2022 After-Sales gross profit was $461 million, an increase of 19% compared to the same period a year ago
•During the first quarter of 2022, AutoNation repurchased 3.5 million shares of common stock for an aggregate purchase price of $381 million
FORT LAUDERDALE, Fla., (April 21, 2022) — AutoNation, Inc. (NYSE: AN), America’s largest and most admired automotive retailer, today reported record first quarter EPS. First quarter 2022 revenue was $6.8 billion, an increase of 14% driven by used vehicle revenue which increased 47%, more than offsetting the decline in new vehicle revenue of 6%, and robust After-Sales performance with revenue up 18%, each as compared to the same period a year ago.

Operational Summary
First quarter 2022 Operational Summary:

•Revenue - Revenue was $6.8 billion, an increase of 14% compared to the year-ago period.
◦New Vehicle Revenue – New vehicle revenue declined 6% compared to the year-ago period.
◦Used Vehicle Revenue – Used vehicle revenue increased 47% compared to the year-ago period.
•Gross Profit - Gross profit totaled $1.3 billion, an increase of 27% compared to the year-ago period.
◦New Vehicle Gross Profit - New vehicle gross profit per vehicle retailed was $6,112, up $3,373 or 123% compared to the year-ago period.
◦Used Vehicle Gross Profit - Used vehicle gross profit per vehicle retailed was $1,566, down $178 or 10% compared to the year-ago period.
◦Customer Financial Services Gross Profit - Customer Financial Services gross profit per vehicle retailed was $2,672, up $454 or 20% compared to the year-ago period.
◦After-Sales Gross Profit - After-Sales gross profit was $461 million, an increase of 19% compared to the year-ago period.
•SG&A as a Percentage of Gross Profit –SG&A as a percentage of gross profit was 56.6%, an improvement of 610 basis points compared to the year-ago period.

“Our Associates delivered record results with outstanding performances across our business sectors. Used vehicle revenue increased 47% and our used vehicle retail unit sales increased 11% compared to the prior year. Our After-Sales team delivered a tremendous quarter with an increase in After-Sales gross profit of 19%. Consumer demand for personal vehicle ownership remains strong and our self-sustaining used vehicle business continues to meet this demand through our sourcing capabilities, selection of vehicles, footprint, digital tools, and core efficiencies,” said Mike Manley, AutoNation Chief Executive Officer.

Used Vehicle Growth Strategy
AutoNation’s first quarter 2022 used vehicle retail unit sales increased 11%, compared to the prior year period, driven by superior used vehicle sourcing, a broad selection of inventory, a proven operating model, demonstrated digital scale, and an admired brand. AutoNation will continue to expand its used vehicle retail business, leveraging its existing capabilities and AutoNation USA growth plan, coupled with rich data and analytics. These core elements will accelerate growth and further differentiate the Company in the used vehicle market.
As previously announced, the Company entered two new markets in the quarter, with AutoNation USA Charlotte in North Carolina and AutoNation USA Charleston in South Carolina. Each AutoNation USA store has exceeded expectations and is profitable. The Company plans to open 12 additional new stores over the next 12 months. AutoNation’s target is to have over 130 AutoNation USA stores in operation from coast-to-coast by the end of 2026. These stores will continue to leverage the AutoNation brand, scale, and proven Customer-centric processes to capture a larger share of the used vehicle market.
Share Repurchase
During the first quarter of 2022, AutoNation repurchased 3.5 million shares of common stock for an aggregate purchase price of $381 million. Year-to-date through April 19, 2022, AutoNation repurchased 4.8 million shares of common stock, or 8% of the shares outstanding at the beginning of the year, for an aggregate purchase price of $518 million. AutoNation has approximately $376 million remaining Board authorization for share repurchase as of April 19, 2022. As of April 19, 2022, AutoNation had approximately 58 million shares outstanding.

Liquidity and Leverage
As of March 31, 2022, AutoNation had $2.4 billion of liquidity, including $608 million in cash and approximately $1.8 billion of availability under our revolving credit facility. The Company’s covenant leverage ratio was 1.5x at quarter-end, or 1.3x net of cash and used floorplan availability. AutoNation had approximately $3.5 billion of non-vehicle debt outstanding as of March 31, 2022.

Selected GAAP Financial Data
($ in millions, except per share data)
	Three Months Ended March 31,
	2022	2021	YoY
Revenue	$6,752.8	$5,903.8	14%
Gross Profit	$1,308.9	$1,032.8	27%
Operating Income	$519.0	$336.9	54%
Net Income	$362.1	$239.4	51%
Diluted EPS	$5.78	$2.85	103%

New Vehicle Retail Unit Sales	56,442	69,361	-19%
Used Vehicle Retail Unit Sales	79,763	71,780	11%

Selected Non-GAAP Financial Data
($ in millions, except per share data)
	Three Months Ended March 31,
	2022	2021	YoY
Adjusted Net Income	$362.1	$233.7	55%
Adjusted Diluted EPS	$5.78	$2.79	107%

Segment Results
Segment results(1) for the first quarter 2022 were as follows:
First Quarter 2022 Segment Results
•Domestic – Domestic segment income(2) was $149 million compared to year-ago segment income of $119 million, an increase of 26%.
•Import – Import segment income(2) was $186 million compared to year-ago segment income of $126 million, an increase of 48%.
•Premium Luxury – Premium Luxury segment income(2) was $230 million compared to year-ago segment income of $159 million, an increase of 45%.
The first quarter conference call may be accessed by telephone 844-200-6205 (Conference ID:813404) at 10:00 a.m. Eastern Time today or on AutoNation’s investor relations website at investors.autonation.com.

The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on April 21, 2022, through May 12, 2022, by calling 866-813-9403 (Conference ID: 687579). Additional information regarding AutoNation’s results can be found in the Investor Presentation available at: investors.autonation.com.
(1)AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Stellantis; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Subaru, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, Audi, and Jaguar Land Rover.
(2)Segment income represents income for each of AutoNation’s reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation, a provider of personalized transportation services, is driven by innovation and transformation.As one of America’s most admired companies, AutoNation delivers a peerless Customer experience recognized by data-driven consumer insight leaders, Reputation and J.D. Power. Through its bold leadership and brand affinity, the AutoNation Brand is synonymous with “DRVPNK” and “What Drives You, Drives Us.” AutoNation has a singular focus on personalized transportation services that are easy, transparent, and Customer-centric.

Please visit www.autonation.com, investors.autonation.com, and www.twitter.com/AutoNation, where AutoNation discloses additional information about the Company, its business, and its results of operations. Please also visit www.autonationdrive.com, AutoNation’s automotive blog, for information regarding the AutoNation community, the automotive industry, and current automotive news and trends.

NON-GAAP FINANCIAL MEASURES
This news release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure, provide a meaningful presentation of the Company’s results excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company’s results from its core business operations. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated and presented in accordance with GAAP.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as "anticipates," "expects," "intends," "goals," “targets,” “projects,” "plans," "believes," "continues," "may," "will," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, or investments, including the planned expansion of our AutoNation USA pre-owned vehicle stores and our investments in digital and online capabilities, statements regarding our expectations for the future performance of our business and the automotive retail industry, and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: our ability to implement successfully our strategic initiatives, partnerships, and investments, including the planned expansion of our AutoNation USA stores; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to develop successfully our digital and online capabilities; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to acquire and integrate successfully new franchises; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions; economic conditions, including changes in unemployment, interest, and/or inflation rates, consumer demand, fuel prices, and tariffs; supply chain disruptions and inventory availability; new and used vehicle margins; our ability to attain planned sales volumes within our expected time frames; our ability to successfully implement and maintain expense controls; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; the response by federal, state, and local governments and other parties to, and the economic impacts of, the COVID-19 pandemic; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended March 31,
	2022	2021
Revenue:
New vehicle	$2,807.2	$2,982.3
Used vehicle	2,572.4	1,749.1
Parts and service	1,003.9	851.0
Finance and insurance, net	363.9	313.0
Other	5.4	8.4
Total revenue	6,752.8	5,903.8
Cost of sales:
New vehicle	2,462.2	2,792.3
Used vehicle	2,435.8	1,608.9
Parts and service	542.8	462.0
Other	3.1	7.8
Total cost of sales	5,443.9	4,871.0
Gross profit	1,308.9	1,032.8
Selling, general, and administrative expenses	741.4	647.9
Depreciation and amortization	50.0	47.9
Other (income) expense, net	(1.5)	0.1
Operating income	519.0	336.9
Non-operating income (expense) items:
Floorplan interest expense	(5.2)	(9.4)
Other interest expense	(29.6)	(21.2)
Other income (loss), net	(6.4)	11.0
Income from continuing operations before income taxes	477.8	317.3
Income tax provision	115.7	77.8
Net income from continuing operations	362.1	239.5
Loss from discontinued operations, net of income taxes	—	(0.1)
Net income	$362.1	$239.4
Diluted earnings (loss) per share(1):
Continuing operations	$5.78	$2.85
Discontinued operations	$—	$—
Net income	$5.78	$2.85
Weighted average common shares outstanding	62.6	83.9
Common shares outstanding, net of treasury stock, at period end	59.7	80.5

(1)Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2022	2021	$ Variance	% Variance
Revenue:
New vehicle	$2,807.2	$2,982.3	$(175.1)	(5.9)
Retail used vehicle	2,392.2	1,644.1	748.1	45.5
Wholesale	180.2	105.0	75.2	71.6
Used vehicle	2,572.4	1,749.1	823.3	47.1
Finance and insurance, net	363.9	313.0	50.9	16.3
Total variable operations	5,743.5	5,044.4	699.1	13.9
Parts and service	1,003.9	851.0	152.9	18.0
Other	5.4	8.4	(3.0)
Total revenue	$6,752.8	$5,903.8	$849.0	14.4
Gross profit:
New vehicle	$345.0	$190.0	$155.0	81.6
Retail used vehicle	124.9	125.2	(0.3)	(0.2)
Wholesale	11.7	15.0	(3.3)
Used vehicle	136.6	140.2	(3.6)	(2.6)
Finance and insurance	363.9	313.0	50.9	16.3
Total variable operations	845.5	643.2	202.3	31.5
Parts and service	461.1	389.0	72.1	18.5
Other	2.3	0.6	1.7
Total gross profit	1,308.9	1,032.8	276.1	26.7
Selling, general, and administrative expenses	741.4	647.9	(93.5)	(14.4)
Depreciation and amortization	50.0	47.9	(2.1)
Other (income) expense, net	(1.5)	0.1	1.6
Operating income	519.0	336.9	182.1	54.1
Non-operating income (expense) items:
Floorplan interest expense	(5.2)	(9.4)	4.2
Other interest expense	(29.6)	(21.2)	(8.4)
Other income (loss), net	(6.4)	11.0	(17.4)
Income from continuing operations before income taxes	$477.8	$317.3	$160.5	50.6
Retail vehicle unit sales:
New	56,442	69,361	(12,919)	(18.6)
Used	79,763	71,780	7,983	11.1
	136,205	141,141	(4,936)	(3.5)
Revenue per vehicle retailed:
New	$49,736	$42,997	$6,739	15.7
Used	$29,991	$22,905	$7,086	30.9
Gross profit per vehicle retailed:
New	$6,112	$2,739	$3,373	123.1
Used	$1,566	$1,744	$(178)	(10.2)
Finance and insurance	$2,672	$2,218	$454	20.5
Total variable operations(1)	$6,122	$4,451	$1,671	37.5

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2022 (%)	2021 (%)
Revenue mix percentages:
New vehicle	41.6	50.5
Used vehicle	38.1	29.6
Parts and service	14.9	14.4
Finance and insurance, net	5.4	5.3
Other	—	0.2
	100.0	100.0
Gross profit mix percentages:
New vehicle	26.4	18.4
Used vehicle	10.4	13.6
Parts and service	35.2	37.7
Finance and insurance	27.8	30.3
Other	0.2	—
	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	12.3	6.4
Used vehicle - retail	5.2	7.6
Parts and service	45.9	45.7
Total	19.4	17.5
Selling, general, and administrative expenses	11.0	11.0
Operating income	7.7	5.7
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	56.6	62.7
Operating income	39.7	32.6

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended March 31,
	2022	2021	$ Variance	% Variance
Revenue:
Domestic	$2,034.4	$1,846.7	$187.7	10.2
Import	1,974.1	1,769.6	204.5	11.6
Premium luxury	2,478.7	2,103.5	375.2	17.8
Total	6,487.2	5,719.8	767.4	13.4
Corporate and other	265.6	184.0	81.6	44.3
Total consolidated revenue	$6,752.8	$5,903.8	$849.0	14.4

Segment income*:
Domestic	$149.4	$118.5	$30.9	26.1
Import	186.2	125.9	60.3	47.9
Premium luxury	229.5	158.5	71.0	44.8
Total	565.1	402.9	162.2	40.3
Corporate and other	(51.3)	(75.4)	24.1
Add: Floorplan interest expense	5.2	9.4	(4.2)
Operating income	$519.0	$336.9	$182.1	54.1
* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	16,365	21,669	(5,304)	(24.5)
Import	24,536	30,843	(6,307)	(20.4)
Premium luxury	15,541	16,849	(1,308)	(7.8)
	56,442	69,361	(12,919)	(18.6)

Retail used vehicle unit sales:
Domestic	26,596	24,479	2,117	8.6
Import	26,529	25,101	1,428	5.7
Premium luxury	21,949	19,534	2,415	12.4
	75,074	69,114	5,960	8.6

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended
	March 31,
	2022 (%)	2021 (%)
Domestic:
Ford, Lincoln	10.8	11.4
Chevrolet, Buick, Cadillac, GMC	9.1	10.9
Chrysler, Dodge, Jeep, Ram	9.1	8.9
Domestic total	29.0	31.2
Import:
Toyota	21.1	22.4
Honda	11.0	12.4
Nissan	2.5	2.5
Other Import	8.9	7.2
Import total	43.5	44.5
Premium Luxury:
Mercedes-Benz	9.0	9.0
BMW	9.5	6.2
Lexus	2.9	2.9
Audi	2.3	2.4
Jaguar Land Rover	1.9	2.3
Other Premium Luxury	1.9	1.5
Premium Luxury total	27.5	24.3
	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended March 31,
	2022	2021
Capital expenditures (1)	$50.8	$44.4
Proceeds from exercises of stock options	$0.9	$21.2
Stock repurchases:
Aggregate purchase price	$380.9	$306.1
Shares repurchased (in millions)	3.5	3.8

Floorplan Assistance and Expense	Three Months Ended March 31,
	2022	2021	Variance
Floorplan assistance earned (included in cost of sales)	$27.6	$32.0	$(4.4)
New vehicle floorplan interest expense	(3.7)	(8.9)	5.2
Net new vehicle inventory carrying benefit	$23.9	$23.1	$0.8

Balance Sheet and Other Highlights	March 31, 2022	December 31, 2021	March 31, 2021
Cash and cash equivalents	$608.1	$60.4	$350.0
Inventory	$1,698.3	$1,847.9	$2,254.6
Total floorplan notes payable	$1,395.7	$1,457.6	$2,298.0
Non-vehicle debt	$3,548.3	$3,198.4	$1,798.4
Equity	$2,345.6	$2,377.0	$3,193.9

New days supply (industry standard of selling days)	8 days	9 days	29 days
Used days supply (trailing calendar month days)	30 days	40 days	31 days

Key Credit Agreement Covenant Compliance Calculations (2)
Leverage ratio		1.53x
Covenant	less than or equal to	3.75x

Capitalization ratio		54.4%
Covenant	less than or equal to	70.0%

(1) Includes accrued construction in progress and excludes property associated with leases entered into during the period.
(2)Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Three Months Ended March 31,
	Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021
From continuing operations, as reported	$477.8	$317.3	$115.7	$77.8	24.2%	24.5%	362.1	239.5
Discontinued operations, net of income taxes							—	(0.1)
As reported							$362.1	$239.4	$5.78	$2.85
Gain on equity investment	—	(7.5)	—	(1.8)			—	(5.7)	$—	$(0.07)
Adjusted	$477.8	$309.8	$115.7	$76.0	24.2%	24.5%	$362.1	$233.7	$5.78	$2.79

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2022	2021	$ Variance	% Variance
Revenue:
New vehicle	$2,707.5	$2,977.3	$(269.8)	(9.1)
Retail used vehicle	2,281.1	1,640.8	640.3	39.0
Wholesale	172.1	104.9	67.2	64.1
Used vehicle	2,453.2	1,745.7	707.5	40.5
Finance and insurance, net	351.1	312.5	38.6	12.4
Total variable operations	5,511.8	5,035.5	476.3	9.5
Parts and service	966.6	837.0	129.6	15.5
Other	5.1	8.5	(3.4)
Total revenue	$6,483.5	$5,881.0	$602.5	10.2

Gross profit:
New vehicle	$333.4	$189.6	$143.8	75.8
Retail used vehicle	119.1	124.8	(5.7)	(4.6)
Wholesale	12.0	15.0	(3.0)
Used vehicle	131.1	139.8	(8.7)	(6.2)
Finance and insurance	351.1	312.5	38.6	12.4
Total variable operations	815.6	641.9	173.7	27.1
Parts and service	441.9	383.3	58.6	15.3
Other	2.1	0.8	1.3
Total gross profit	$1,259.6	$1,026.0	$233.6	22.8

Retail vehicle unit sales:
New	54,539	69,212	(14,673)	(21.2)
Used	75,941	71,566	4,375	6.1
	130,480	140,778	(10,298)	(7.3)

Revenue per vehicle retailed:
New	$49,643	$43,017	$6,626	15.4
Used	$30,038	$22,927	$7,111	31.0

Gross profit per vehicle retailed:
New	$6,113	$2,739	$3,374	123.2
Used	$1,568	$1,744	$(176)	(10.1)
Finance and insurance	$2,691	$2,220	$471	21.2
Total variable operations(1)	$6,159	$4,453	$1,706	38.3

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2022 (%)	2021 (%)
Revenue mix percentages:
New vehicle	41.8	50.6
Used vehicle	37.8	29.7
Parts and service	14.9	14.2
Finance and insurance, net	5.4	5.3
Other	0.1	0.2
	100.0	100.0
Gross profit mix percentages:
New vehicle	26.5	18.5
Used vehicle	10.4	13.6
Parts and service	35.1	37.4
Finance and insurance	27.9	30.5
Other	0.1	—
	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	12.3	6.4
Used vehicle - retail	5.2	7.6
Parts and service	45.7	45.8
Total	19.4	17.4